TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Portfolio:   US Equity Portfolio

Security Description: IPO (Class A Common  Stock)


Issuer:  Fox Entertainment Group, Inc.

Offering Type:  US Registered
(US Registered, Eligible Muni, Eligible Foreign, Eligible 144A)

---- ------------------------------------------ ---------------- -------------------------------------- -----------------

                                                                                                         In Compliance
               REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

---- ------------------------------------------ ---------------- -------------------------------------- -----------------
---- ------------------------------------------ ---------------- --------------------------------------

 1.  Offering Date                               Nov. 10, 1998   None                                         N/A
                                                 -------------                                                ---

 2.  Trade Date                                  Nov. 10, 1998   Must be the same as #1                        Y
                                                 -------------                                                 -

 3.  Unit Price of Offering                         $22.50       None                                         N/A
                                                    ------                                                    ---

 4.  Price Paid per Unit                            $22.50       Must not exceed #3                            Y
                                                    ------                                                     -

 5.  Years of Issuer's Operations                     19         Must be at least three years *                Y
                                                      --                                                       -

     Underwriting Type                               Firm        Must be firm                                  Y
6.
     Underwriting Spread                            $.8975       Investment Adviser determination to          N/A
                                                    ------                                                    ---
 7.                                                              be made

     Total Price paid by Portfolio                $1,282,500     None                                         N/A
                                                  ----------                                                  ---
 8.
     Total Size of Offering                     $2,808,000,000   None                                         N/A
                                                --------------                                                ---
 9.
     Total Price Paid by Portfolio plus Total     $3,960,000     #10 divided by #9 must not exceed             Y
                                                  ----------                                                   -
10.  Price Paid for same securities purchased                    25% **
     by the same investment adviser for other
     investment companies

     Underwriter(s) from whom the Portfolio      Merrill Lynch   Must not include Investment Adviser           Y
11.  purchased (attach a prospectus or            Allen & Co     affiliates ***
     offering circular for a list of all        Gerard Klauer
     syndicate members)                          Utendahl Corp

12.  If the affiliate was lead or co-lead             Yes        Must be "Yes" or "N/A"                        Y
                                                      ---                                                      -
     manager, was the instruction listed
     below given to the broker(s) named in
     #11? ****

---- ------------------------------------------ ---------------- -------------------------------------- -----------------

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.




* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

     *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

     **** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.